EXHIBIT 11
                                                                      ----------

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                         Three Months            Three Months
                                                            Ended                   Ended
                                                      September 30, 2001      September 30, 2000
                                                      ------------------      ------------------
Net Income                                            $          163,871                 265,885
                                                      ==================      ==================

Weighted average shares outstanding for
  basic EPS computation                                          869,163                 959,295

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                      (60,705)                (74,193)
                                                      ------------------      ------------------
Total weighted average common shares
  outstanding for basic computation                              808,458                 885,102
                                                      ==================      ==================

Basic earnings per share                              $             0.20      $             0.30
                                                      ==================      ==================
Total weighted average common shares
  outstanding for basic computation                              808,458                 885,102

Common stock equivalents due to dilutive
  effect of stock options                                         21,581                   1,208
                                                      ------------------      ------------------
Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                                    830,039                 886,310
                                                      ==================      ==================

Diluted earnings per share                            $             0.20      $             0.30
                                                      ==================      ==================




                                                         Nine Months             Nine Months
                                                            Ended                   Ended
                                                      September 30, 2001      September 30, 2000
                                                      ------------------      ------------------

Net Income                                            $          582,093                 584,516
                                                      ==================      ==================

Weighted average shares outstanding for
  basic EPS computation                                          878,490                 974,189

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                      (67,449)                (80,937)
                                                      ------------------      ------------------
Total weighted average common shares
  outstanding for basic computation                              811,041                 893,252
                                                      ==================      ==================

Basic earnings per share                              $             0.72      $             0.65
                                                      ==================      ==================
Total weighted average common shares
  outstanding for basic computation                              811,041                 893,252

Common stock equivalents due to dilutive
  effect of stock options                                         18,255                   5,690
                                                      ------------------      ------------------
Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                                    829,296                 898,942
                                                      ==================      ==================

Diluted earnings per share                            $             0.70      $             0.65
                                                      ==================      ==================

                                       25